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Exhibit 2.2    Schedules and Exhibits Omitted from Stock Purchase Agreement


      Exhibit 1            Form of Promissory Note
      Exhibit 2 Patent and Patent Applications (Acceleration of Minimum Additional Purchase Price)
      Exhibit 3            Obligations under the EEV Supply Agreement
      Exhibit 4 Regam Medical Systems AB Audited Report for the year ended August 31, 1996
      Exhibit 5 Regam Medical Systems AB Financial Statement for the six months ended February 28, 1997
      Exhibit 6            Patents, Trademarks, Copyrights and Applications
      Exhibit 7            Certificates of Floating Charges
      Exhibit 8            Litigation
      Exhibit 9            Material Agreements
      Exhibit 10           EU Project Agreement
      Exhibit 11           Registration Certificate
      Exhibit 12           Articles of Association
      Exhibit 13           Share Ledger
      Exhibit 14           Profit Sharing Agreement
      Exhibit 15           Insurance Policies
      Exhibit 16           Schedule of Write-offs